UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 9, 2017

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fourth Floor, Connaught House

1 Burlington Road, Dublin 4, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 9, 2017, at the J.P. Morgan Healthcare Conference in San Francisco, California, Jazz Pharmaceuticals plc (the “Company”) presented a corporate overview and financial update, which presentation included the Company’s current expectations with respect to certain operating results for the year ended December 31, 2016. The presentation was announced by a widely disseminated press release and was made available to the public by audio webcast, and the slides that accompanied the presentation were made available to the public on the Company’s website. A transcript of the relevant portion of the presentation relating to the aforementioned financial update is attached hereto as Exhibit 99.1, along with a copy of the relevant slides containing such information.

The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

99.1	Portion of transcript and related slides of presentation by Jazz Pharmaceuticals plc on January 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Matthew P. Young
Matthew P. Young
Executive Vice President and Chief Financial Officer

Date: January 9, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Portion of transcript and related slides of presentation by Jazz Pharmaceuticals plc on January 9, 2017